EX.99.906CERT
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Chestnut Street Exchange Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Chestnut Street Exchange Fund for the period ended June 30, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Chestnut Street Exchange Fund for the stated period.

/s/ Terry Wettergreen Terry Wettergreen President & Chief Compliance Officer (principal executive officer), Chestnut Street Exchange Fund	/s/ John Boyle John Boyle Chief Financial Officer (principal financial officer), Chestnut Street Exchange Fund
Date: 9/2/20	Date: 9/3/20

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Chestnut Street Exchange Fund for purposes of Section 18 of the Securities Exchange Act of 1934.